Exhibit 99.2
NON-EXCLUSIVE CONSULTANT'S AGREEMENT

This Consultant's Agreement (this "Agreement") is made as of May 9, 2005, by and between Trestle Holdings, Inc., a Delaware corporation (the "Company"), and Doherty & Company, LLC, a Delaware corporation (the "Consultant"). The Consultant and the Company agree:

1. Engagement of Consultant: The Company hereby engages the Consultant, and the Consultant hereby accepts such engagement, to act as the Company's advisor on a non-exclusive basis with respect to managing the process of and assisting the Company in identifying a buyer or strategic investor (collectively known as “Partners”) or in identifying and securing additional long-term financing (collectively known as the “Transaction”)

2. Consultant's Compensation: The Company hereby agrees to pay Consultant fees in such amount and upon such terms and conditions as follows:

(a) Service Retainer. The Consultant shall be paid a Service Retainer as consideration for services. The Company shall pay the Consultant a non-refundable retainer of $50,000 payable upon signing.

3.  Certain Matters Relating to Consultant’s Duties:

(a)
The Consultant shall (i) work with the Company to prepare business models and valuation models based on both probable cash flows and precedent transactions, (ii) assist the Company in the preparation of information documents to be shared with potential Partners (iii) work with the Company and potential Partners to structure a Transaction, (iv) identify and screen potential Partners and (v) perform other related duties. If determined by the Board of Directors the Consultant will help the Company screen and negotiate an engagement with an investment banker to assist in the process.

(b)
The Consultant shall perform its duties under this Agreement in a manner consistent with the instructions of the Company. Such performance shall include the delivery of information to potential interested parties, conducting due diligence, and leading discussions with potential interested Partners.

(c)	The Consultant has agreed to make Tina Maddela available to fulfill the Company’s obligation to Roger Burlage until such time that that the terms of his agreement have been fulfilled.

(d)
The Consultant shall not engage in any form of general solicitation or advertising in performing its duties under this Agreement. This prohibition includes, but is not limited to, any mass mailing, any advertisement, article or notice published in any magazine, newspaper or newsletter and any seminar or meeting where the attendees have been invited by any mass mailing, general solicitation or advertising.

(e)
The Consultant is and will hereafter act as an independent contractor and not as an employee of the Company and nothing in this Agreement shall be interpreted or construed to create any employment, partnership, joint venture, or other relationship between the Consultant and the Company. The Consultant will not hold itself out as having, and will not state to any person that the Consultant has, any relationship with the Company other than as an independent contractor. The Consultant shall have no right or power to find or create any liability or obligation for or in the name of the Company or to sign any documents on behalf of the Company.

4.  Termination of Agreement. Either party may terminate this Agreement by notifying the other party in writing upon a material breach by that other party, unless such breach is curable and is in fact cured within fifteen (15) days after such notice. This Agreement will terminate upon completion or termination of a Transaction. The Company may terminate this Agreement following thirty (30) days after the date hereof upon written notice. Notwithstanding the foregoing, all provisions of this Agreement other than Sections 1, 2, 3 and 4 shall survive the termination of this Agreement.

5. Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax, three days after being mailed by first class mail, or one day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, at the following address or fax number for such party (or at such other address or fax number as shall hereafter be specified by such party by like notice):

(a) If to the Company, to:

William Dallas, Chairman of the Compensation Committee
Trestle Holdings, Inc.
11835 W. Olympic Boulevard, Suite 550E
Los Angeles, CA 90064
Telephone Number: 310.444.4100
Fax Number:  310.444.4101
E-mail:    bdallas@ownitmortgage.com

(b)  If to the Consultant, to:

Michael Doherty, President
Doherty & Company LLC
11835 W. Olympic Boulevard, Suite 550E
Los Angeles, CA 90064
Telephone Number: 310.473.7965
Fax Number:  310.473.7175
E-mail:  mdoherty@dohertyllc.com

6. Company to Control Transactions. The terms and conditions under which the Company would enter into a Transaction shall be at the sole discretion of the Company. Nothing in this Agreement shall obligate the Company to actually consummate a Transaction. The Company may terminate any negotiations or discussions at any time and reserves the right not to proceed with a Transaction.

7. Confidentiality of Company Information. The Consultant, and its officers, directors, employees and agents shall maintain in strict confidence and not copy, disclose or transfer to any other party (1) all confidential business and financial information regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification of proposed or actual contracts and (2) all confidential technology of the Company. In furtherance of the foregoing, the Consultant agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form or media, any of the confidential technology of the Company. The foregoing is not intended to preclude the Consultant from utilizing, subject to the terms and conditions of this Agreement, the Private Placement Memorandum, the SB2, 8K, 10Q and 10K Filings and/or other documents prepared or approved by the Company or outside Research Reports for use in a Transaction. Further, the Company must approve the Confidential Memorandum and/or Private Placement Memorandum, being prepared by the Consultant, before it is mailed to prospective Partners.

All communications regarding any possible transactions, requests for due diligence or other information, requests for facility tours, product demonstrations or management meetings, will be submitted or directed to the Company, and the Consultant shall not contact any employees, customers, suppliers or contractors of the Company or its affiliates without express permission. Nothing in this Agreement shall constitute a grant of authority to the Consultant or any representatives thereof to remove, examine or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items to be provided, examined or copied. If a Transaction is not consummated, or if at any time the Company so requests, the Consultant and its representatives will return to the Company all copies of information regarding the Company in their possession.

The provisions of this Section shall survive any termination of this Agreement.

8. Press Releases, Etc. The Company shall control all press releases or announcements to the public, the media or the industry regarding any Transaction or business relationship involving the Company or its affiliates. Except for communication to Partners in furtherance of this Agreement, the Consultant will not disclose the fact that discussions or negotiations are taking place concerning a possible Transaction involving the Company, or the status or terms and conditions thereof.

9. Due Diligence: Neither the Company, nor any of its directors, officers or shareholders, should, in any way rely on the Consultant to perform any due diligence with respect to the Company. It is expressly understood and agreed that the Partners will conduct their own due diligence on the Company and the opportunity.

10. Expenses, Etc. The Company will reimburse the Agent for its reasonable out-of pocket expenses incurred in connection with its activities hereunder, upon successful arrangement of the Transaction.

11. Compliance with Laws. The Consultant represents and warrants that it shall conduct itself in compliance with applicable federal and state laws. The Consultant represents that it is not a party to any other Agreement, which would conflict with or interfere with the terms and conditions of this Agreement.

12. Assignment Prohibited. No assignment of this Agreement shall be made without the prior written consent of the other party.

13.  Amendments. Neither party may amend this Agreement or rescind any of its existing provisions without the prior written consent of the other party.

14.  Governing Law. This Agreement shall be deemed to have been made in the State of California and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of California, without regard to the conflicts of laws rules of such jurisdiction.

15. Waiver. Neither Consultant’s nor the Company’s failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their part shall constitute or be considered a waiver by Consultant or the Company of any of their respective rights or privileges under this Agreement.

16. Severability. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart. Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

18. Entire Agreement. This Agreement and all other agreements and documents referred herein constitute the entire agreement between the Company and the Consultant. Except for a certain consulting agreement dated of even date herewith, no other agreements, cove-nants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein. This is an integrated Agreement.

Doherty & Company, LLC (the "Consultant")

Date:	By:	/s/
Michael Doherty
Title: President

Trestle Holdings, Inc. (the "Company")

Date:	By:	/s/
William Dallas
Title: Chairmand of the Compensation Committee